UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

KRAIG BIOCRAFT LABORATORIES, INC.

(Name of Registrant As Specified In Its Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g)and 0-11

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which he filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ACTION TAKEN PURSUANT TO

WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

To the Stockholders of Kraig Biocraft Laboratories, Inc.:

This Information Statement is being mailed or furnished to the stockholders of Kraig Biocraft Laboratories, Inc., a Wyoming corporation (the “Company”), in connection with the authorization of the corporate actions described below by the Company’s Board of Directors (the “Board”) by unanimous written consent on January 25, 2021, the approval of such corporate action by the written consent, dated January 25, 2021, of those stockholders of the Company entitled to vote a majority of the aggregate shares of the Company’s common stock, no par value per share (the “Common Stock”) outstanding on the record date and where required, the unanimous approval of such corporate action by the written consent, dated January 25, 2021, of the holders of the Company’s Series A Preferred Stock, no par value (the “Preferred Stock”) outstanding on the record date. Stockholders holding in the aggregate 633,037,254 votes (which includes 2 shares of Preferred Stock, since the Preferred Stock votes together with the Common Stock and each share of Preferred Stock is entitled to 200,000,000 votes) or 50.5% of the voting power outstanding on the record date, approved the corporate actions described below. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect. The Board fixed January 7, 2021, as the record date (“Record Date”) for determining stockholders entitled to receive this notice. Only stockholders of record at the close of business on the Record Date will receive this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information.

By order of our Board of Directors,

/s/ Kim Thompson
Kim Thompson Chief Executive Officer

Dated: February 5, 2021

INFORMATION STATEMENT

OF

KRAIG BIOCRAFT LABORATORIES, INC.

2723 South State St. Suite 150

Ann Arbor, Michigan 48104

THIS INFORMATION STATEMENT IS BEING PROVIDED

TO YOU BY THE BOARD OF DIRECTORS OF

KRAIG BIOCRAFT LABORATORIES, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed or furnished to the stockholders of Kraig Biocraft Laboratories, Inc., a Wyoming corporation (the “Company”), in connection with the authorization of the corporate action described below by the Company’s Board of Directors by unanimous written consent on January 25, 2021 and the approval of such corporate action by the written consent, dated January 25, 2021, of those stockholders of the Company entitled to vote a majority of the aggregate shares of the Company’s common stock, no par value per share (the “Common Stock”) outstanding on the Record Date and where required, the unanimous approval of such corporate action by the written consent, dated January 25, 2021, of the holders of the Company’s Series A Preferred Stock, no par value (the “Series A Preferred Stock”) outstanding on the Record Date. Stockholders holding in the aggregate 633,037,254 votes (which includes 2 shares of Preferred Stock, since the Preferred Stock votes together with the Common Stock and each share of Preferred Stock is entitled to 200,000,000 votes) or 50.5% of the voting power (the “Majority Common Stock Holders”) on such date, approved the corporate actions described below; the stockholder holding 2 shares of Series A Preferred Stock or 100% of the Series A Preferred Stock outstanding (the “Majority Preferred Holders, together with the Majority Common Stock Holders, the “Majority Stockholders”) on such date approved the necessary corporate actions described below. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect.

This Information Statement is first being mailed or furnished to the stockholders of the Company on or about February 5, 2021 and the transaction described herein shall become effective at such future date as determined by the Board of Directors, as evidenced by the filing of Articles of Amendment with the Secretary of State of the State of Wyoming, but in no event earlier than the 20th day after this Information Statement is so mailed or furnished.

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

By unanimous written consent of the Board of Directors of the Company on January 25, 2021, the Board of Directors adopted resolutions approving a reverse split of the Company’s issued and outstanding Common Stock by a ratio of not less than one-for-ten and not more than one-for-one hundred at any time prior to December 31, 2021, with the exact ratio to be set at a whole number within this range and at a time it believes most prudent, each as determined by the Board in its sole discretion (the “Reverse Split”) and proposing that such resolution be submitted for a vote of the stockholders of the Corporation (the “Board Consent”). On January 25, 2021, the action taken by the Board of Directors with respect to the Reverse Split and amending the Company’s Articles of Incorporation to effect the Reverse Split (the “Reverse Split Amendment”) was subsequently adopted by the written consent of a majority of the Company’s stockholders entitled to vote as of the Record Date (the “Common Consent”).

In line with the Reverse Split, the sole stockholder of our Series A Preferred Stock, Mr. Thompson, who is also our CEO and sole director, approved, via written consent (the “Preferred Consent,” together with the Common Consent, the “Stockholder Consent”), to reduce the voting rights of the Series A Preferred Stock by the same ratio at which the Reverse Split will be done (the “Reduced Voting Power”), to be effective as of the date of the Reverse Split. The Company’s Articles of Incorporation must be amended to effect the Reduced Voting Power. The Board Consent and the Common Consent included consent to amend the Company’s Articles of Incorporation to reflect the Reduced Voting Power and therefore, together with Mr. Thompson’s consent as the sole holder of Series A Preferred Stock, all necessary corporate approvals in connection with the Reduced Voting Power and related amendment (the “Reduced Power Amendment,” together with the Reverse Split Amendment, the “Amendment”) was obtained.

The reasons for, and general effect of, the Reverse Split is described in “APPROVAL OF A RESOLUTION TO EFFECT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK AND AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT THE REVERSE SPLIT.”

The Board of Directors of the Company knows of no other matters other than that described in this Information Statement, which have been recently approved or considered by the holders of the Common Stock.

GENERAL

This Information Statement is first being mailed or furnished to stockholders on or about February 5, 2021. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

VOTE OBTAINED — WYOMING LAW

Wyoming Business Corporation Act (“WBCA”) 17-16-1003 provides that every amendment to the Company’s Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of stockholders entitled to vote on any such amendment. Under such section and the Company’s Articles of Incorporation, as amended, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power and the affirmative vote of any class that is entitled to vote as a separate group on the amendment, is sufficient to amend the Company’s Articles of Incorporation. In accordance with WBCA 17-16-704, the Company’s Articles of Incorporation provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendment described herein as early as possible, the Company’s Board of Directors sought, and did in fact obtain, the written consent of the Majority Stockholders. As of the Record Date, there were 854,410,001 shares of Common Stock of the Company issued and outstanding and 2 shares of Series A Preferred Stock issued and outstanding. Each holder of Common Stock is entitled to one vote for each share held by such holder and each holder of Series A Preferred Stock is entitled to 200,000,000 votes per share. Accordingly, there were 1,254,410,001 votes outstanding on the Record Date.

633,037,254 votes (which includes 2 shares of Preferred Stock, since the Preferred Stock votes together with the Common Stock and each share of Preferred Stock is entitled to 200,000,000 votes) or 50.5% of the voting power outstanding on such date, approved the Reverse Split, the Reduced Voting Power and the filing of the Amendment. Series A Preferred Stockholders holding 2 shares of Common Stock or 100% of the Series A Preferred Stock outstanding on such date, also approved the Reduced Voting Power and the filing of the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock and Series A Preferred Stock as of the Record Date by (a) each stockholder who is known to us to own beneficially 5% or more of our outstanding Common Stock, (b) directors, (c) our executive officers, and (d) all executive officers and directors as a group. Beneficial ownership is determined according to the rules of the SEC, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options, warrants and other securities convertible or exercisable into shares of Common Stock, provided that such securities are currently exercisable or convertible or exercisable or convertible within 60 days of the date hereof. Each director or officer, as the case may be, has furnished us with information with respect to their beneficial ownership. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their Common Stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial		Percent of Class (1)	Percent of All Voting Classes
Class A Common Stock
	Kim Thompson	207,272,107	(2)	24.26%	16.52%
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Jonathan R. Rice	11,000,000	(3)	1.29%	0.88%
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Anurag Gupta	-		-
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Julie R. Bishop	-		-
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Greg Scheessele	-		-
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Kenneth Le	2,300,000	(4)	0.27%	0.18%
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	All executive officers and directors as a group (5 Persons)	220,572,107		25.81%	17.58%

Series A Preferred Stock
	Kim Thompson	2		100%	31.89%
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Jonathan R. Rice	-		-	-
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Anurag Gupta	-		-	-
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Julie R. Bishop	-		-	-
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Greg Scheessele	-		-	-
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Kenneth Le	-		-	-
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	All executive officers and directors as a group (5 Persons)	2		100%	31.89%

(1) The percent of class is based on 854,410,001 shares of our Common Stock issued and outstanding as of the date hereof.

(2) Such shares include 207,272,105 shares of Common Stock that are owned by Mr. Thompson, and 2 shares of Common Stock that may be issued upon conversion of the Series A Preferred Stock that are owned by Mr. Thompson. Mr. Thompson owns one warrant to purchase 20,000,000 shares of Common Stock at an exercise price of $0.115, but he cannot receive such shares within the next 60 days because the earliest the warrants are exercisable is February 2025.

(3) Mr. Rice owns 8 other warrants to purchase a total of 12,000,000 shares of Common Stock at an exercise price ranging from $0.115 to $0.2299, but he cannot receive such shares within the next 60 days because the earliest the warrants are exercisable is February 2021.

(4) Mr. Le owns two three-year warrants to purchase a total of 2,000,000 shares of Common Stock at an exercise price of $0.2299 per share, but he cannot receive such shares within the next 60 days because the earliest the warrants are exercisable is August 2021.

NOTICE TO STOCKHOLDERS OF ACTION

APPROVED BY CONSENTING STOCKHOLDERS

ACTION ITEM I

The following action has been approved by the written consent of the holders together entitled to vote a majority of the issued and outstanding shares of Common Stock:

APPROVAL OF A RESOLUTION

TO EFFECT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK

AND

AMENDMENT TO THE ARTICLES OF INCORPORATION

TO EFFECT THE REVERSE SPLIT

Purpose of the Reverse Split

The Company’s Board of Directors has determined that it is in our best interest to effect a reverse split of our Common Stock. The Company seeks to uplist the Common Stock to the Nasdaq Capital Market or another national exchange and the Board believes that a reverse stock split of Common Stock is the Company’s best option to meet one of the criteria to obtain an initial listing. However, the Board cannot determine the exact ratio of the reverse stock split at this time nor does it have control of the uplist process and timeline. Therefore, the Board sought and obtained authority to effect a reverse stock split of the issued and outstanding Common Stock at any time prior to December 31, 2021, by a ratio of not less than one-for-ten and not more than one-for-one hundred, with the exact ratio to be set at a whole number within this range , with the exact time and chosen ratio to be determined by the Board in its sole discretion. For illustrative purposes only, if the Board determines to effect the Reverse Split at a ratio of 1-for-50, every 50 outstanding shares of Common Stock before the stock split shall represent one share of Common Stock after the stock split with all fractional shares rounded up to the next whole share.

The Board of Directors believes that our Common Stock is undervalued and that the Reverse Split will allow the Company’s Common Stock to trade at a more realistic price. The lack of sufficient financing has been the Company’s biggest hurdle to achieving the rate of growth management estimates is possible with the Company’s product. Without adequate funding, the Company is unable to expand operations and accept opportunities for large scale production of our products, and our progress toward commercialization has slowed. As part of the Company’s efforts to uplist its Common Stock, the Board wants the authority to effect the Reverse Split because it believes it is the Company’s best option to meet one of the criteria to obtain an initial listing. Although we cannot guarantee this outcome, a decrease in the number of issued and outstanding shares of common stock often results in an increase in the per share market price of common stock. The Board believes increasing the trading price of the Common Stock will assist in the Company’s capital-raising efforts by making the Common Stock more attractive to a broader range of investors. The Board hopes that the decrease in the number of shares of issued and outstanding Common Stock as a consequence of the Reverse Split, and the anticipated increase in the price per share, will encourage greater interest in the Common Stock by the financial community and the investing public, help the Company attract and retain employees and other service providers, help the Company raise additional capital through the sale of stock in the future if needed, and possibly promote greater liquidity for the Company’s stockholders with respect to those shares presently held by them.

Certain Risks Associated With the Reverse Split

While the Board believes that the Company’s Common Stock would trade at higher prices after the consummation of the Reverse Split, there can be no assurance that the increase in the trading price will occur, or, if it does occur, that it will equal or exceed two or three times the market price of the Common Stock prior to the Reverse Split. In some cases, the total market value of a company following a reverse stock split is lower, and may be substantially lower, than the total market value before the reverse stock split. In addition, the fewer number of shares that will be available to trade could possibly cause the trading market of the Common Stock to become less liquid, which could have an adverse effect on the price of the Common Stock. The market price of the Common Stock is based on our performance and other factors, some of which may be unrelated to the number of our shares outstanding.

In addition, there can be no assurance that the Reverse Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stock.

Principal Effects of the Reverse Split

On the effective date of the Reverse Split, depending upon the final ratio the Board chooses, each such number of shares of our Common Stock issued and outstanding immediately prior to the Reverse Split on the effective date (the “Old Shares”) will automatically and without any action on the part of the stockholders be converted into one share of our Common Stock (the “New Shares”). For example, if the Board chooses to implement a 1-for-50 Reverse Split, every 50 shares would be combined into 1 share.

The Board has sole discretion to determine the final ratio that will be implemented, if at all, but we believe the following discussion is more helpful by assuming and selecting a ratio. For illustrative purposes only, in the following discussion, we provide examples of the effects of a one-for-fifty reverse stock split should the Board decide on a 1-for-50 ratio.

Corporate Matters. The Reverse Split would have the following effects based upon the number of shares of Common Stock outstanding as of the Record Date:

●	in a one-for-fifty reverse stock split, every 50 of our Old Shares owned by a stockholder would be exchanged for one New Share; and

●	the number of shares of our Common Stock issued and outstanding will be reduced from 854,410,001 shares to 17,088,200 shares.

The Reverse Split will be effected simultaneously for all of our outstanding Common Stock and the exchange ratio will be the same for all of our outstanding Common Stock. The Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Split results in any of our stockholders owning a fractional share. Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable.

Fractional Shares. No scrip or fractional share certificates will be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the one for fifty reverse stock split ratio, will be entitled, upon surrender of certificate(s) representing these shares, to a number of shares of New Shares rounded up to the nearest whole number. The ownership of a fractional interest will not give the stockholder any voting, dividend or other rights except to have his or her fractional interest rounded up to the nearest whole number when the New Shares are issued.

Authorized Shares. The Company is presently authorized under its Articles of Incorporation to issue an unlimited number of shares of Common Stock without any par value. Therefore, the Reverse Split has no effect on the Company’s authorized capital or number of shares that will be available for issuance after the Reverse Split. The issuance in the future of additional shares of our Common Stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights of the currently outstanding shares of our Common Stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in future financings or otherwise. If we issue additional shares, the ownership interest of holders of our Common Stock would be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of our Common Stock.

Accounting Matters. The Reverse Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced in proportion to the Reverse Split ratio (that is, in a one-for-fifty reverse stock split, the stated capital attributable to our Common Stock will be reduced to one half of its existing amount) and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will also be increased because there will be fewer shares of our Common Stock outstanding.

Potential Anti-Takeover Effect. Although the issuance of additional shares of Common Stock could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Split was not proposed in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to our Board of Directors and stockholders. Other than the Reverse Split, Reduced Voting Power and Amendment, our Board of Directors does not currently contemplate recommending the adoption of any other corporate action that could be construed to affect the ability of third parties to take over or change control of the Company.

The number of shares held by each individual stockholder will be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 50 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their shares.

The Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of the Common Stock under the Exchange Act. If the proposed Reverse Split is implemented, our Common Stock will continue to be reported on the OTC Markets under the symbol “KBLB”, subject to compliance with OTCQB listing standards. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Procedure for Effecting a Reverse Split and Exchange of Stock Certificates

The Reverse Split will be accomplished by amending the Company’s Articles of Incorporation to include the paragraphs immediately below substantially in the following form:

“As of [  ], (the “Effective Time”), each [  ] shares of Class A common stock either issued and outstanding or held by the Corporation as treasury stock shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Class A common stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. All shares of Class A common stock (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of a fractional share. If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a share of Class A common stock, the Corporation shall, in lieu of issuing any such fractional share, round up to the nearest whole number of shares in order to bring the number of shares held by such holder up to the next whole number of shares of Class A common stock. No certificates representing fractional shares of Class A common stock shall be issued in connection with the Reverse Stock Split. Each certificate that immediately prior to the Effective Time represented shares of Class A common stock (“Old Certificates”) shall thereafter represent the number of shares of Class A common stock into which the shares of Class A common stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

A copy of the form of Articles of Amendment of the Articles of Incorporation of the Company (“Amendment”) is attached hereto as Appendix A.

The Reverse Split will become effective at such future date as determined by the Board of Directors, as evidenced by the filing of the Amendment with the Secretary of State of the State of Wyoming (which we refer to as the “Effective Time”), but in no event earlier than the 20th calendar day following the mailing of this Information Statement and no later than December 31, 2021. Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

As soon as practicable after the Effective Time, stockholders will be notified that the Reverse Split has been effected. The existing stock certificates will still be valid even though they reflect the number of Old Shares. If any stockholders seek to obtain a new certificate reflecting the number of New Shares, then such stockholders shall surrender to the exchange agent the certificates representing Old Shares in exchange for certificates representing New Shares accordance with the procedures to be set forth in a cover letter asking for such stock certificates. The Company’s transfer agent, Olde Monmouth charges stockholders a fee of $125 for each certificate issued representing New Shares and $25 for cancelling each certificate representing Old Shares, plus mailing fees. A shareholder is not required to exchange their stock certificate.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S)
AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Material U.S. Federal Income Tax Consequences of the Reverse Split

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Split that are applicable to U.S. holders (as defined below) of the Company’s Common Stock, but does not purport to be a complete analysis of all potential tax effects. This summary is based upon current provisions of the Internal Revenue Code (the “Code”), existing treasury regulations, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), all in effect as of the date hereof and all of which are subject to differing interpretations or change. Any such change or differing interpretation, which may be retroactive, could alter the tax consequences to the Company’s stockholders as described in this summary.

This discussion does not address all U.S. federal income tax consequences relevant to the Company’s stockholder. In addition, it does not address consequences relevant to the Company’s stockholders that are subject to particular U.S. or non-U.S. tax rules, including, without limitation to the Company’s stockholders that are:

●	persons who do not hold their Common Stock as a “capital asset” within the meaning of Section 1221 of the Code;

●	brokers, dealers or traders in securities; banks; insurance companies; other financial institutions; mutual funds;

●	real estate investment trusts; regulated investment companies; tax-exempt organizations or governmental organizations;

●	pass-through entities such as partnerships, S corporations, disregarded entities for federal income tax purposes and limited liability companies (and investors therein);

●	persons who are not U.S. holders (as defined below);

●	stockholders who are subject to the alternative minimum tax provisions of the Code;

●	persons who hold their shares as part of a hedge, wash sale, synthetic security, conversion transaction, or other integrated transaction;

●	persons that have a functional currency other than the U.S. dollar; traders in securities who elect to apply a mark-to-market method of accounting;

●	persons who hold shares of the Company’s Common Stock that may constitute “qualified small business stock” under Section 1202 of the Code or as “Section 1244 stock” for purposes of Section 1244 of the Code;

●	persons who elect to apply the provisions of Section 1400Z-2 to any gains realized in the Reverse Split;

●	persons who acquired their shares of the Company’s Common Stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to the Company’s Common Stock being taken into account in an “applicable financial statement” (as defined in the Code);

●	persons deemed to sell the Company’s Common Stock under the constructive sale provisions of the Code;

●	persons who acquired their shares of stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan or through the exercise of a warrant or conversion rights under convertible instruments; and

●	certain expatriates or former citizens or long-term residents of the United States.

The Company’s stockholders subject to particular U.S. or non-U.S. tax rules that are described in this paragraph are urged to consult their own tax advisors regarding the consequences to them of the Reverse Split.

If an entity that is treated as a partnership for U.S. federal income tax purposes holds the Company’s Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partnership or a partner of a partnership holding the Company’s capital stock or any other person not addressed by this discussion, you should consult your tax advisors regarding the tax consequences of the Reverse Split.

In addition, the following discussion does not address: (a) the tax consequences of transactions effectuated before, after or at the same time as the Reverse Split, whether or not they are in connection with the Reverse Split; (b) any U.S. federal non-income tax consequences of the Reverse Split, including estate, gift or other tax consequences; (c) any state, local or non-U.S. tax consequences of the Reverse Split; or (d) the Medicare contribution tax on net investment income. No ruling from the IRS or opinion of counsel, has been or will be requested in connection with the Reverse Split. The Company’s stockholders should be aware that the IRS could adopt a position which could be sustained by a court contrary to that set forth in this discussion.

Definition of “U.S. Holder”

For purposes of this discussion, a “U.S. holder” is a beneficial owner of the Company’s Common Stock that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation or any other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	a trust if either (i) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of such trust, or (ii) the trust was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes; or

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source.

Tax Consequences of the Reverse Split

The Reverse Split should constitute a “recapitalization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code. As a result, a U.S. holder generally should not recognize gain or loss upon the Reverse Split, except with respect to cash received in lieu of a fractional share of the Company’s Common Stock (which fractional share will be treated as received and then exchanged for such cash). A U.S. holder’s aggregate tax basis in the shares of the Company’s Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis of the shares of the Company’s Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of the Company’s Common Stock), and such U.S. holder’s holding period in the shares of the Company’s Common Stock received should include the holding period in the shares of the Company’s Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of the Company’s Common Stock surrendered to the shares of the Company’s Common Stock received in a recapitalization pursuant to the Reverse Split. U.S. holders of shares of the Company’s Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. holder that receives cash in lieu of a fractional share of the Company Common Stock pursuant to the Reverse Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of the Company’s Common Stock surrendered that is allocated to such fractional share of the Company’s Common Stock. Any such gain or loss generally will be long-term capital gain or loss if, as of the effective time of the Reverse Split, the U.S. holder’s holding period for such fractional share exceeds one year. Long-term capital gains of certain non-corporate taxpayers, including individuals, are generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Payments of cash made in lieu of a fractional share of the Company’s Common Stock may, under certain circumstances, be subject to information reporting and backup withholding. Backup withholding will not apply, however, to a U.S. holder who (i) furnishes a correct taxpayer identification number and certifies the holder is not subject to backup withholding on IRS Form W-9 or a substantially similar form, or (ii) certifies the holder is otherwise exempt from backup withholding. If a U.S. holder does not provide a correct taxpayer identification number on IRS Form W-9 or other proper certification, the stockholder may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the federal income tax liability of a U.S. holder of the Company’s capital stock, if any, provided the required information is timely furnished to the IRS. The Company’s stockholders should consult their tax advisors regarding their qualification for an exemption from backup withholding, the procedures for obtaining such an exemption, and in the event backup withholding is applied, to determine if any tax credit, tax refund or other tax benefit may be obtained.

Because of the complexity of the tax laws and because the tax consequences to the Company or to any particular stockholder may be affected by matters not discussed herein, stockholders are urged to consult their own tax advisors as to the specific tax consequences to them in connection with the Reverse Split, including tax reporting requirements, the applicability and effect of foreign, U.S. federal, state and local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Vote Required

The affirmative vote of the holders of a majority of all issued and outstanding shares of our Common Stock entitled to vote on these corporate actions has been received in the form of a written consent in lieu of special meeting.

ACTION ITEM II

The following action has been approved by the written consent of the holders together entitled to vote a majority of the issued and outstanding shares of Common Stock and by the written consent of the holders together entitled to vote all of the issued and outstanding shares of Series A Preferred Stock:

APPROVAL OF A RESOLUTION

TO EFFECT THE REDUCED VOTING POWER OF THE SERIES A PREFERRED STOCK

AND

AMENDMENT TO THE ARTICLES OF INCORPORATION

TO EFFECT THE REDUCED VOTING POWER

Purpose of the Reduced Voting Power

Each share of Series A Preferred stock is entitled to 200,000,000 votes on all matters proposed to the holders of our Common Stock. As of the date hereof, we have 2 shares of Series A Preferred Stock issued and outstanding, all of which are held by Kim Thompson, the Company’s founder, CEO, CFO, President, and sole director. Therefore, Mr. Thompson owns 100% of the outstanding Series A Preferred Stock and with his holdings of Common Stock, maintains control over 48.4% of all of the Company’s voting stock.

In light of the Reverse Split, Mr. Thompson believes it is in the stockholders’ best interest to better align the voting rights of the Series A Preferred Stock with those of the Company’s Common Stock holders, while still maintaining some ability to determine actions that will impact the Company’s long term growth and goals. To do so, Mr. Thompson agreed to reduce the voting power of the Series A Preferred Stock, the rights of which are included in the Company’s Articles of Incorporation. As the sole holder of Series A Preferred Stock, Mr. Thompson consented in writing to reduce the voting power of the Series A Preferred Stock by the same ratio at which the Reverse Split will be done. For example, if the Board determines to implement a 1-for-50 Reverse Split, the voting power of the Series A Preferred Stock shall be reduced on a 1-for-50 ratio, such that Mr. Thompson’s 2 shares of Series A Preferred Stock will only be worth 8,000,000 votes. As a result, based on the number of shares outstanding as of the date hereof, Mr. Thompson would maintain control over 48.4% of all of the Company’s voting stock.

Procedure for Effecting the Reduced Voting Power

The Reduced Voting Power will be accomplished by amending the Company’s Articles of Incorporation to include the paragraphs immediately below substantially in the following form:

“Voting Rights. With respect to all matters upon which the Company’s stockholders may vote, the holders of Series A shall vote together as a single class with the holders of Common Stock, and the holders of any other class or series of shares entitled to vote with the Common Stock, with each share of Series A Preferred Stock being entitled to [  ] votes on all such matters.”

A copy of the form of Articles of Amendment of the Articles of Incorporation of the Company (“Amendment”) is attached hereto as Appendix A.

The Reduced Voting Power will become effective at such future date as determined by the Board of Directors, as evidenced by the filing of the Amendment with the Secretary of State of the State of Wyoming (which we refer to as the “Effective Time”), but in no event earlier than the 20th calendar day following the mailing of this Information Statement and no later than December 31, 2021. Beginning at the Effective Time, each share of Series A Preferred Stock will be deemed for all corporate purposes to evidence the new, reduced voting power.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S)
AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Vote Required

The affirmative vote of the holders of a majority of all issued and outstanding shares of our Common Stock entitled to vote and the affirmative vote of all holders of our issued and outstanding shares of Series A Preferred Stock entitled to vote on these corporate actions has been received in the form of a written consent in lieu of special meeting.

Dissenters’ Rights of Appraisal

Although the appraisal rights provisions of Section 17-16-1302 of the WBCA are not applicable to the Reverse Split matter, they are applicable with respect to the Reduced Voting Power. However, the sole shareholder of the Series A Preferred Stock is not asserting such rights.

Interest of Certain Persons in Matters to be Acted Upon

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Split that is not shared by all other stockholders of ours. Our CEO and sole director, Kim Thompson is the sole shareholder of the Series A Preferred Stock; his voting interests in the Company will decrease once the Amendment is effected and the Reduced Voting Power is implemented.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission (“SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet ( http://www.sec.gov ) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

By Order of the Board of Directors

/s/ Kim Thompson
Kim Thompson Chief Executive Officer

February 5, 2021

APPENDIX A

ARTICLES OF INCORPORATION

ANNEX A

TO

ARTICLES OF AMENDMENT

KRAIG BIOCRAFT LABORATORIES, INC.

The following Articles, as revised, shall be effective on [the filing date].

Article III is replaced in its entirety with the following text:

“The number and class of shares the company is authorized to issue are:

Unlimited shares Class A common stock at no par value

Unlimited shares of Class B common stock (no voting rights) at no par value

Unlimited shares of Preferred stock at no par value

As of [  ]1, (the “Effective Time”), each [  ]2 shares of Class A common stock either issued and outstanding or held by the Corporation as treasury stock shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Class A common stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. All shares of Class A common stock (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of a fractional share. If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a share of Class A common stock, the Corporation shall, in lieu of issuing any such fractional share, round up to the nearest whole number of shares in order to bring the number of shares held by such holder up to the next whole number of shares of Class A common stock. No certificates representing fractional shares of Class A common stock shall be issued in connection with the Reverse Stock Split. Each certificate that immediately prior to the Effective Time represented shares of Class A common stock (“Old Certificates”) shall thereafter represent the number of shares of Class A common stock into which the shares of Class A common stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

Article IV is replaced in its entirety with the following text:

“The number and class of shares that are entitled to receive the net assets upon dissolution are:

Unlimited shares Class A common stock at no par value

1 Any date prior to December 31, 2021.

2 The whole number of the final ratio of not less than one-for-ten and not more than one-for-one hundred decided on by the Board, in its sole discretion.

Unlimited shares of Class B common stock (no voting rights) at no par value

Unlimited shares of Preferred stock at no par value

As of [  ]3, (the “Effective Time”), each [  ]4 shares of Class A common stock either issued and outstanding or held by the Corporation as treasury stock shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Class A common stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. All shares of Class A common stock (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of a fractional share. If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a share of Class A common stock, the Corporation shall, in lieu of issuing any such fractional share, round up to the nearest whole number of shares in order to bring the number of shares held by such holder up to the next whole number of shares of Class A common stock. No certificates representing fractional shares of Class A common stock shall be issued in connection with the Reverse Stock Split. Each certificate that immediately prior to the Effective Time represented shares of Class A common stock (“Old Certificates”) shall thereafter represent the number of shares of Class A common stock into which the shares of Class A common stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

Article 12(2) – Voting Rights is replaced in its entirety with the following text:

‘2. Voting Rights. With respect to all matters upon which the Company’s stockholders may vote, the holders of Series A shall vote together as a single class with the holders of Common Stock, and the holders of any other class or series of shares entitled to vote with the Common Stock, with each share of Series A Preferred Stock being entitled to [  ]5 votes on all such matters.”

[Remainder of the Page Intentionally Left Blank]

3 Same as 1.

4 Same as 2.

5 Voting power will be reduced based on the same ratio as used for the reverse stock split.